UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2007

Material Technologies, Inc. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	33-23617 (Commission File Number)	95-4622822 (IRS Employer Identification No.)

11661 San Vicente Boulevard, Suite 707 Los Angeles, California (Address of principal executive offices)	90049 (Zip Code)

(310) 208-5589 Registrant's telephone number, including area code

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective November 5, 2007, Material Technologies, Inc. (the “Company”) dismissed Weinberg & Company, P.A. (“Weinberg”) as its independent auditors for the fiscal year ended December 31, 2007.  The decision to change auditors was approved by the Company's Board of Directors.

Weinberg was engaged by the Company on September 11, 2007, and never issued a report on the financial statements of the Company.  During their engagement, there were no disagreements with Weinberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Weinberg would have caused Weinberg to make reference to the matter in their reports.

The Company will provide a copy of this disclosure to Weinberg and request Weinberg to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Weinberg agrees with the statements made by the Company in this report, and, if not, stating the respects in which they do not agree.  A copy of Weinberg’s response will be filed as an exhibit to an amendment to this report no later than two days after the Company’s receipt of the response.

Effective November 5, 2007, the Company’s Board of Directors appointed Kabani & Company, Inc. (“Kabani”) as its new registered independent certified public accounting firm.  Kabani is located at 6033 West Century Blvd., Suite 810, Los Angeles, California 90045.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 9, 2007                                MATERIAL TECHNOLOGIES, INC.,
                                                                        a Delaware corporation

                                                                         /s/ Robert M. Bernstein
                                                                        By:  Robert M. Bernstein
                                                                        Its:  Chief Executive Officer